UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CRONOS GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED APRIL 26, 2024
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
This supplement (this “Supplement”) supplements the definitive proxy statement (the “Definitive Proxy Statement”) filed by Cronos Group Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) and on the Company’s profile on SEDAR+ at www.sedarplus.com on April 26, 2024 and made available to the holders (the “Shareholders”) of common shares (“Shares”) of the Company in connection with the 2024 Annual Meeting (the “Annual Meeting”), which meeting will be reconvened and held virtually on July 19, 2024. This Supplement is being filed with the SEC and on the Company’s profile on SEDAR+ at www.sedarplus.com and made available to stockholders on or about July 5, 2024.
The purpose of this Supplement is to provide additional information related to (i) the reconvening of the Company’s Annual Meeting that was previously adjourned and (ii) the proposal to appoint the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and to authorize the Board of Directors (the “Board”) to fix the independent auditor’s remuneration. Accordingly, the information set forth under “Supplement to Proposal No. 3—Appointment of Independent Auditor” below supplements the disclosures under the heading “Proposal No. 3—Appointment of Independent Auditor” beginning on page 56 of the Definitive Proxy Statement.
SUPPLEMENT TO PROPOSAL NO. 3—APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee of the Board (the “Audit Committee”) has recommended to the Board that Davidson & Company LLP (“Davidson & Company”) be nominated for appointment by the Shareholders as the Company’s independent auditor for the fiscal year ending December 31, 2024.
Change in Independent Registered Public Accounting Firm
On July 2, 2024, the Audit Committee approved the engagement of Davidson & Company as the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and, based on the Audit Committee’s recommendation, the Board nominated Davidson & Company for appointment by the Shareholders to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024. As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 17, 2024, on April 11, 2024, KPMG LLP (“KPMG”) informed the Company that it will not stand for reappointment for the Company’s 2024 annual audit. KPMG indicated that its notification was a result of its decision to cease providing financial statement audit services to companies in the cannabis industry, regardless of the jurisdiction in which they operate. The Company anticipates that KPMG will continue to review its quarterly interim financial results through the second fiscal quarter of 2024.
KPMG did not seek the Company’s consent to its decision to not stand for re-appointment as the Company’s independent registered public accounting firm. As a result, neither the Board nor the Audit Committee participated in KPMG’s decision.
KPMG issued unqualified reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, as well as an unqualified report on the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2023. KPMG issued an adverse opinion on the Company’s internal control over financial reporting as of the year ended December 31, 2022 due to the existence of a material weakness related to the design and maintenance of effective controls over Information Technology General Controls, pertaining to user access management and the provisioning and monitoring of user access, including privileged access. The subject matter of this material weakness was discussed among the Company’s management, the Audit Committee and KPMG, and the Company has authorized KPMG to respond fully to inquiries of Davidson & Company concerning the material weakness.
During the Company’s fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through April 12, 2024, there were no “disagreements” between the Company and KPMG within the meaning of Item 304(a)(1)(iv) of Regulation S-K or “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K (other than the material weakness referred to above) with respect to the Company.
During the Company’s fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through July 2, 2024, neither the Company nor anyone acting on its behalf consulted with Davidson & Company regarding any of the matters described in items 304(a)(2)(i) and (ii) of Regulation S-K.
The Company has furnished KPMG with a copy of the disclosures under this Proposal 3. Representatives of Davidson & Company are planning to be present at the reconvened Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
The Company is asking Shareholders to appoint Davidson & Company to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and to authorize the Board to fix the independent auditor’s remuneration. If the Shareholders do not appoint Davidson & Company, Davidson & Company will serve as the Company’s independent auditor until a successor auditor is appointed.
Required Vote
With regard to the appointment of Davidson & Company to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and the authorization of the Board to fix the independent auditor’s remuneration, you may select “For” or “Withhold”. The affirmative vote of a majority of votes cast at the reconvened Annual Meeting is necessary to appoint Davidson & Company as the Company’s independent auditor for the fiscal year ending December 31, 2024 and authorize the Board to fix the independent auditor’s remuneration. U.S. (but not Canadian) brokers may exercise discretion and vote on this matter and these will be counted as votes cast. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND TO AUTHORIZE THE BOARD TO FIX THE INDEPENDENT AUDITOR’S REMUNERATION.
Shareholders that previously voted “FOR” the proposal to appoint the Company’s independent registered public accounting firm as the Company’s independent auditor for fiscal year 2024 and to authorize the Board to fix the independent auditor’s remuneration do not need to vote again unless they wish to change their vote. Shareholders that previously voted “WITHHOLD” on this proposal or that did not vote are strongly recommended to vote “FOR” this proposal.
EXPLANATORY NOTE
Except as described in this Supplement, the information provided in the Definitive Proxy Statement continues to apply. To the extent that information in this Supplement differs from, updates or conflicts with information contained in the Definitive Proxy Statement, the information in this Supplement is more current and supersedes the information in the Definitive Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Definitive Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Definitive Proxy Statement.
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.
ADJOURNMENT OF ANNUAL MEETING
On June 20, 2024, the Annual Meeting was adjourned to permit the Company to complete its search for a successor auditor. The reconvened Annual Meeting will be held on July 19, 2024 at 11:00 a.m., Eastern time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2024 . The record date for Shareholders entitled to vote at the Annual Meeting remains April 25, 2024 (the “Record Date”). The Annual Meeting will be reconvened for the following purposes:
1.the appointment of Davidson & Company to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and to authorize the Board to fix Davidson & Company’s remuneration; and
2.such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board is not aware of any other business to be presented to a vote of the Shareholders at the reconvened Annual Meeting.
SUPPLEMENTAL QUESTIONS AND ANSWERS
Why are you sending me this Supplement?
We are sending you this Supplement because, on July 2, 2024, the Audit Committee approved the engagement of Davidson & Company as the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and, based on the Audit Committee’s recommendation, the Board nominated Davidson & Company for appointment by the Shareholders to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024. The Company is asking Shareholders to appoint Davidson & Company to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and to authorize the Board to fix Davidson & Company’s remuneration. This Supplement updates the Definitive Proxy Statement and provides additional information related to (i) the reconvening of the Company’s Annual Meeting that was previously adjourned and (ii) the proposal to appoint the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and to authorize the Board to fix the independent auditor’s remuneration.
How did the Audit Committee select the new independent registered public accounting firm?
Following the Company’s receipt of notice that KPMG would not stand for re-appointment for the Company’s 2024 annual audit, the Company initiated a search process, overseen by the Audit Committee, to identify a new independent registered public accounting firm to replace KPMG. The Company identified and requested proposals from candidates using the following criteria:
•Canadian Certification: Licensed as Chartered Professional Accountants in Canada and well versed in Canadian Auditing Standards.
•U.S. Certification: Certified Public Accountants in the U.S., or a significant partnership with a U.S. firm that can handle U.S. regulatory requirements.
•Israel Certification: Registered in Israel or a partnership with an Israeli-registered firm to perform an audit that meets both U.S. Generally Accepted Accounting Principles (“GAAP”) and local reporting requirements.
•Compliant with U.S. Generally Accepted Auditing Standards: Understanding of the Public Company Accounting Oversight Board standards, experience with International Financial Reporting Standards and U.S. GAAP.
•Cannabis Industry Knowledge: Specific experience and understanding of the cannabis industry, including its unique financial, operational, and compliance challenges.
•Recognition: Nationally recognized independent registered public accounting firm in both the United States and Canada.
•Reputation and Performance: Historical performance, reputation in the market, considering any disciplinary actions by regulatory bodies. Preference for experience managing and auditing dual-listed companies.
•Resource Availability: Sufficient resources, including staff with the right expertise and availability, to handle the scale and complexity of a dual-listed company’s requirements.

•Internal Control over Financial Reporting: Robust methodologies for assessing and reporting on the effectiveness of internal control over financial reporting.
Based on its evaluation of the criteria listed above and the proposals submitted by qualified candidates, a small subset of candidates were invited to provide a live presentation of their proposals.
The Board received regular updates throughout the search process. After completion of the search process, the Audit Committee approved the engagement of Davidson & Company as the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024 and, based on the Audit Committee’s recommendation, the Board nominated Davidson & Company for appointment by the Shareholders to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024.
Which proposals will I be asked to vote on at the reconvened Annual Meeting?
At the reconvened Annual Meeting, you will be asked to vote on the following matter:

Proposal 3:
To appoint the Company’s independent registered public accounting firm to serve as the Company’s independent auditor for fiscal year 2024 and to authorize the Board to fix the independent auditor’s remuneration.

We will conduct such other business as may properly come before the reconvened Annual Meeting or any adjournments or postponements thereof. The Board is not aware of any other business to be presented to a vote of the Shareholders at the reconvened Annual Meeting.
When and where is the reconvened Annual Meeting?
The reconvened Annual Meeting will be held on Friday, July 19, 2024 at 11:00 a.m., Eastern time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2024. We are not holding an in-person meeting.
What if I already voted using the proxy and voting instruction card you sent me earlier?
If you have already returned your proxy card or provided voting instructions on Proposal No. 3—Appointment of Independent Auditor, you do not need to take any action unless you wish to change your vote.
Shareholders that previously voted “FOR” the proposal to appoint the Company’s independent registered public accounting firm as the Company’s independent auditor for fiscal year 2024 and to authorize the Board to fix the independent auditor’s remuneration do not need to vote again unless they wish to change their vote. Shareholders that previously voted “WITHHOLD” on this proposal or that did not vote are strongly recommended to vote “FOR” this proposal.
Can I change or revoke my vote?
Solely with respect to Proposal No. 3—Appointment of Independent Auditor, Shareholders may change or revoke their vote using their proxy card or by following the voting instructions. Please refer to the Definitive Proxy Statement for information on how to change or revoke your proxy.
What do I do if I have not voted yet?
If you are a Shareholder as of 5:00 p.m., Eastern time, on the Record Date, or a duly appointed proxyholder, you may vote your Shares solely with respect to Proposal No. 3—Appointment of Independent Auditor. Please refer to the Definitive Proxy Statement for information on how to change or revoke your proxy card or voting instructions.